Exhibit 99.1

Odyssey Semiconductor Technologies Reports Second Quarter 2023 Financial Results

ITHACA, N.Y., August 7, 2023 – Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII), a semiconductor device company developing innovative high-voltage power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today reported its second quarter 2023 results.

CEO Commentary

“Two letters of intent with customers were signed this quarter for the early access sampling program with at least one additional signed letter of intent expected by September due to summer holidays in Europe,” said Mark Davidson, Odyssey's Chief Executive Officer. “Lead customers have collaborated along the way and have remained committed to product evaluations. Feedback on products delivered in Q1 2023 validated the performance metrics expected from vertical GaN for power applications. While we develop improvements to the products, we are actively engaged in multiple product definition conversations with leading EV automotive customers, as well as industrial motor and renewable energy customers. There is no doubt that these products will be successful in the market.”

Davidson continued, “We must show additional customer traction in Q3 as we need to raise money by the end of the quarter. We remain confident in the product development problems getting solved, the quantity and quality of intellectual property being created and the patience and interest that remains from customers.”

We are continuing to take product sample requests. Customers can request information and samples of the 650 and 1200 volt vertical GaN power devices at info@odysseysemi.com.

Significant Recent Advancements and Milestones

●

Vertical GaN product samples were delivered to customers in Q1 2023 as planned; results validated the leadership performance expected from vertical GaN power devices vs. competing technologies. Additional product samples will be delivered no later than Q4 2023.

●	Two letters of intent were signed this quarter for the early access sampling program. A third letter of intent is in process and is expected to be signed by September.
●

Foundry on-boarded two new customers in Q2. While only $8k has been invoiced, these initial product runs will be completed in Q3 with invoicing of approximately +$100k. More importantly, each customer represents large opportunities with recurring revenue from multiple fabrication runs. Converting $2 million pipeline for foundry services to new business as the Company continues to pursue new opportunities.

Odyssey Uniquely Positioned in High Growth Megatrend Movement to High Voltage.

40% CAGR to 2027 in Odyssey's Addressable Market

With industry-leading innovation, Odyssey's approach to vertical GaN will offer even greater commercial advantages over silicon than silicon carbide or lateral GaN. Vertical GaN offers a 10x advantage over silicon carbide (SiC) at performance enabling smaller and lighter power systems and cost levels unattainable by the competing technologies. The market the Company is pursuing is large and fast growing. The 650 volt segment is the larger market today, expected to grow at a 20% compound annual growth rate. The 1200 volt product market segment is expected to grow faster at 63% CAGR and will become the larger market in the second half of this decade. Together, the 650 and 1200 volt power device market is expected to exceed $5 billion in 2027, a 40% combined CAGR according to Yole Group, a French market research firm.

Conference Call and Webcast: Q2 2023 Results

The Company will hold a conference call and webcast scheduled to begin at 5:00 PM ET (2:00 PM PT) on Monday, August 7, 2023. The conference call and webcast will consist of prepared remarks by CEO Mark Davidson. Following the prepared remarks, CEO Mark Davidson and Chairman of the Board John Edmunds will answer questions. Analysts and investors may pose questions to Odyssey during the live webcast on August 7, 2023.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 573444. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on August 21, 2023, by dialing 877-481-4010 using passcode 48911.

The live webcast and interactive Q&A will be accessible on the Company's Investor Relations website under the Events tab at https://www.odysseysemi.com/investors/ir-calendar. The webcast will be archived on the website for future viewing.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc. has developed a proprietary technology that is designed to allow for GaN to replace SiC as the emerging high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

For more information, visit the Company’s website at www.odysseysemi.com and LinkedIn.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," “forecast”, "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management's current expectations and assumptions and are subject to risks and uncertainties described more fully in the company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

jchristensen@darrowir.com

(703) 297-6917

Consolidated Financial Results

All financials referenced in this release are unaudited and intended to conform with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2023 (unaudited)	2022
Assets

Current Assets:
Cash	$632,425	$2,428,289
Accounts receivable	$-	50,750
Deferred expenses	$36,925	-
Prepaid expenses and other current assets	$116,589	68,204

Total Current Assets	$785,939	2,547,243
Restricted cash	$103,255	103,240
Property and equipment, net	$890,961	989,246
Deferred Offering Costs	$25,000	-
Operating ROU Asset	$448,596	532,953

Total Assets	$2,253,751	$4,172,682

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$374,436	$382,905
Loan payable - short term	$75,248	72,424
Lease Liability - Short Term	$177,144	171,496
Deferred revenue	$77,500	-

Total Current Liabilities	$704,328	626,825

Long-Term Lease Liability	$271,452	361,457
Bridge Note Related Party	$4,824,000	4,442,000
Accrued Interest Bridge note	$230,110	51,983
Loans payable - long term	$224,857	264,729
Total Liabilities	$6,254,747	5,746,994

Stockholders' Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value, 45,000,000 shares authorized, 12,726,911 shares issued and outstanding as of June 30, 2023 and December 31, 2022	1,272	1,272
Additional paid-in capital	11,206,329	10,776,181
Accumulated deficit	(15,208,597)	(12,351,765)

Total Stockholders' Equity	(4,000,996)	(1,574,312)

Total Liabilities and Stockholders' Equity	$2,253,751	$4,172,682

See notes to these consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The 3 Months Ended June 30,		For The Six Months Ended June 30,
	2023	2022	2023	2022

Revenues	$8,400	$20,581	$36,900	$50,519
Cost of Revenues	2,450	23,097	24,433	54,096
Gross Profit	5,950	(2,516)	12,467	(3,577)
				-
Operating Expenses:
Research and development	507,618	647,705	1,082,794	1,016,889
Selling, general, and administrative	598,579	677,847	1,230,214	1,435,774
Total Operating Expenses	1,106,197	1,325,552	2,313,008	2,452,663
Loss From Operations	(1,100,247)	(1,328,068)	(2,300,541)	(2,456,240)

Other Income:
Forgiveness of PPP loan and other income	11,258	11	11,258	2,024
Interest expense	(93,316)	(3,668)	(185,549)	(7,484)
Change in Fair Value of Contingent Liability	(189,000)	-	(382,000)	-
Net Loss	$(1,371,305)	$(1,331,725)	$(2,856,832)	$(2,461,700)

Net (Loss) Income Per Share:
Basic	$(0.11)	$(0.10)	$(0.22)	$(0.19)
Diluted	$(0.07)	$(0.10)	$(0.15)	$(0.19)

Weighted Average Number of Common Shares Outstanding:
Basic	12,726,911	12,726,911	12,726,911	12,726,911
Diluted	18,955,745	12,726,911	18,955,745	12,726,911

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(2,856,832)	$(2,461,700)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	430,148	509,799
FMV adjustment to Derivatives	382,000	-
Accrued Interest	178,127	-
Depreciation and amortization	98,285	91,392
Changes in operating assets and liabilities:		-
Accounts receivable	50,750	6,000
Prepaid expenses and other current assets	(48,385)	(13,448)
Deferred expenses	(36,925)	(54,089)
Accounts payable and accrued expenses	(8,469)	205,423
Deferred revenue	77,500	65,000

Total Adjustments	1,123,031	810,077

Net Cash Used In Operating Activities	(1,733,801)	(1,651,623)

Cash Flows Used In Investing Activities:
Purchases of property and equipment	-	(288,883)
Lease of property	-	(16,665)

Net Cash Used In Investing Activities	-	(305,548)

Cash Flows From Financing Activities:
Repayment of government loans	(37,048)	(36,764)
Payment of deferred offering costs	(25,000)	-

Net Cash Provided By (Used In) Financing Activities	(62,048)	(36,764)

Net Increase (Decrease) In Cash and Restricted Cash	(1,795,849)	(1,993,935)

Cash and Restricted Cash - Beginning Of Period	2,531,529	2,701,414

Cash and Restricted Cash - End Of Period	$735,680	$707,479

Cash and Restricted Cash Consisted of the Following:
Cash	$632,425	$604,255
Restricted cash	103,255	103,224
	$735,680	$707,479

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$7,422	$7,027
Non-cash investing and financing activities:
Operating Lease ROU Asset	$680,683	$680,683

See notes to these consolidated financial statements.